UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2009 and April 13, 2009, Accuride Corporation (the “Company”) sent notices to draw an aggregate of $40 million in principal amounts under its existing $100.0 million revolving credit facility (the “Revolving Credit Facility”) under the Fourth Amended and Restated Credit Agreement dated as of January 31, 2005, as amended (the “Credit Agreement”), by and among the Company, Accuride Canada Inc., the lenders party thereto, Citicorp USA, Inc., as administrative agent for the lenders, and the other agents party thereto.

The Company received a total of approximately $30.6 million in proceeds in connection with the draw down notices.  The approximately $9.4 million unfunded portion of the requests was to have been funded by Lehman Commercial Paper Inc. (“Lehman”), which accounts for approximately $24.2 million of the $100.0 million Revolving Credit Facility, but for that entity’s bankruptcy last fall.  After giving effect to the borrowing described above and various outstanding letters of credit, there is approximately $1.4 million undrawn and available under the Revolving Credit Facility, excluding Lehman’s portion.

As described in the Credit Agreement, the unpaid principal amount of revolving credit advances under the Revolving Credit Facility bears annual interest at a base or Eurodollar rate (each with a floor of 3.0% per annum), at the option of the borrower, plus an applicable margin equal to 4.0% per annum for base rate advances or 5.0% per annum for Eurodollar rate advances.

The base rate is a fluctuating interest rate equal to the highest of (a) the base rate reported by Citibank, N.A. (or, with respect to Accuride Canada Inc., the reference rate of interest established or quoted from time to time by Citibank Canada and then in effect for determining interest rates on U.S. dollar denominated commercial loans made by Citibank Canada in Canada), (b) a reserve adjusted three-week moving average of offering rates for three-month certificates of deposit plus one-half of one percent (0.5%), (c) the federal funds effective rate plus one-half of one percent (0.5%), and (d) the Eurodollar rate for a one month interest period in effect on such day plus 1.0%.

The Revolving Credit Facility terminates on January 31, 2011.

The Company is borrowing under the Revolving Credit Facility for general corporate purposes to preserve its financial flexibility in light of the continuing economic uncertainty and as a cushion in the event the Company needs incremental liquidity in the coming months to cover its working capital needs.

The material terms of the Revolving Credit Facility are described in the Company’s Form 8-K, filed with the U.S. Securities and Exchange Commission on February 4, 2005, as amended in the Company’s Form 8-Ks, filed with the SEC on November 29, 2007 and February 4, 2009, and in Note 6 to the Company’s Consolidated Financial Statements included in its Form 10-K filed for the year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	April 15, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel